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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 23, 2006, in the Registration Statement (Form S-1) and related Prospectus of Houston Wire & Cable Company dated March 24, 2006.

                                                                                        /s/ Ernst & Young LLP

Houston, Texas
March 23, 2006

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of Houston Wire & Cable Company

        We have audited the consolidated financial statements of Houston Wire & Cable Company (formerly HWC Holding Corporation) as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, and have issued our report thereon dated March 23, 2006 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

        In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                                                        /s/ Ernst & Young LLP

Houston, Texas
March 23, 2006

HOUSTON WIRE & CABLE COMPANY
SCHEDULE II
VALUATION AND QUALIFYING ACCOUNTS

Allowance for Doubtful Accounts
Description	Balance at Beginning of Period	Charges to Costs, Expenses and other	Write-off of Accounts Receivable	Balance at end of Period
Year ended December 31, 2005	$475	$13	$41	$447

Year ended December 31, 2004	$294	$304	$123	$475

Year ended December 31, 2003	$219	$171	$96	$294

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Report of Independent Registered Public Accounting Firm
HOUSTON WIRE & CABLE COMPANY SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS